Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of The Interpublic Group of Companies (the "Company") of our report dated February 22, 2000 relating to the financial statements, which appears in the 1999 Annual Report to the Stockholders of the Company, which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 22, 2000 relating to the Financial Statement Schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                           PRICEWATERHOUSECOOPERS LLP


New York, New York
April 12, 2000